UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2018
NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 355-8614
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

LIMITED WAIVER TO CREDIT AGREEMENT

On November 15, 2018 Nobilis Health Corp. (the “Company”), its subsidiary, Northstar Healthcare Acquisitions, L.L.C., as borrower, and certain subsidiary guarantors entered into a limited waiver (the “Waiver”) with respect to the Company’s Credit Agreement dated October 28, 2016, as amended (the “Credit Agreement”) with BBVA Compass Bank as Administrative Agent, LC Issuing Lender and Swingline Lender and other lenders party thereto (the “Lenders”). The Waiver has an effective date of November 15, 2018. Pursuant to the Waiver, the Lenders agreed to a limited waiver of certain specified defaults with respect to certain financial covenants and certain restrictions on Restricted Payments made to equity partners (collectively the “Specified Defaults”). The Waiver terminates on the earlier to occur of (a) an Event of Default other than the Specified Defaults and (b) the date that is 45 days after the Waiver effective date, after the earlier of which such Specified Defaults shall spring back into existence.

This summary of the Waiver does not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Exhibit Description

10.1
Limited Waiver To Credit Agreement dated effective as of November 15, 2018, among Northstar Healthcare Acquisitions, L.L.C., Nobilis Health Corp., Northstar Healthcare Holdings, Inc., the other Loan Parties (as defined in the Credit Agreement) party hereto, Compass Bank (in its individual capacity, “Compass Bank”) in its capacity as Swingline Lender, LC Issuing Lender and administrative agent and the other Lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth J. Klein

Kenneth J. Klein
Chief Financial Officer

Date: November 19, 2018